Exhibit 10.38

SECURED PROMISSORY NOTE

$110,000.00	April 16, 2001

FOR VALUE RECEIVED, the undersigned Terry R. Coley (“Borrower”) promises to pay to the order of Deltagen, Inc., a Delaware corporation (“Payee”), the original principal sum of One Hundred and Ten Thousand Dollars ($110,000.00) together with simple interest on the unpaid balance of such principal amount accruing from the date hereof at the annual rate of Four and Ninety-four One-hundredths Percent (4.94%).

The outstanding principal balance of, together with accrued but unpaid interest on, this Secured Promissory Note (“Note”) shall be due and payable on April 16, 2006 (the “Maturity Date”). Notwithstanding the foregoing, if Borrower’s employment with Payee is terminated by Payee or a successor-in-interest to Payee (a) other than for Cause (as defined below) or other than as the result of a Change in Control, the outstanding principal balance of, together with accrued but unpaid interest on, this Note shall be due and payable on the earlier to occur of (i) the Maturity Date or (ii) 180 calendar days after the date of such termination or (b) as the result of a Change in Control, the outstanding principal balance of, together with accrued but unpaid interest on, this Note shall be due and payable on the Maturity Date. As used herein a termination shall be for “Cause” in the event of the occurrence of any of the following: (w) any intentional action or intentional failure to act by Borrower in the course of Borrower’s employment that was performed in bad faith and to the material detriment of Payee; (x) Borrower intentionally refuses or intentionally fails to act in accordance with any lawful and proper direction or order of Payee in the course of Borrower’s employment; (y) Borrower willfully or habitually neglects the duties of his employment; or (z) Borrower is convicted of a felony crime involving moral turpitude, provided that in the event that any of the foregoing events is capable of being cured, Payee shall provide written notice to Borrower describing the nature of such event and Borrower shall thereafter have five (5) business days within which to cure such event. As used herein, a “Change in Control” shall mean the occurrence of any of (i) the sale of all or substantially all the assets of Payee, (ii) the sale of Payee’s capital stock or other securities representing a majority of the total voting power of shares of stock entitled to vote in the election of directors of Payee, or (iii) a merger, consolidation or tender offer in which Payee is not the surviving entity. Amounts due under this Note may be prepaid at any time in whole or in part, without premium or penalty, at the option of Borrower and without the consent of Payee. Any such prepayment shall be first applied to the payment of any accrued and unpaid interest hereon and then to the unpaid balance of the principal amount of this Note.

Payment of this Note shall be secured by the Shares as such term is defined in that certain Pledge Agreement (“Pledge Agreement”) dated of even date herewith by and between Borrower and Payee. Payment of this Note shall be made in legal tender of the United States of America and in immediately available funds. If the date set for any payment on this Note is a Saturday, Sunday or legal holiday, then such payment shall be due on the next succeeding business day. All payments under this Note shall be paid to Payee at 1003 Hamilton Avenue, Menlo Park, California 94025, or at such other address as Payee shall direct Borrower in writing.

The occurrence of any one or more of the following events, acts or occurrences shall constitute an event of default (an “Event of Default”) hereunder: (a) Borrower’s employment with Payee shall have been terminated by Payee or a successor-in-interest to Payee for Cause, (b) Borrower shall materially default under the Pledge Agreement, (c) Borrower shall fail to pay on the Maturity Date the principal balance then outstanding under this Note together with accrued but unpaid interest hereon, (d) the filing by Borrower of a voluntary petition in bankruptcy, (e) the commencement of a bankruptcy or insolvency proceeding against Borrower (unless stayed or dismissed within sixty (60) calendar days of the commencement of such proceeding), (f) the filing by Borrower of an assignment for the benefit of creditors, (g) the attachment, execution or judicial seizure, whether by enforcement of money judgment, writ or warrant of attachment or any other process, of all or substantially all the assets of Borrower which is not released within sixty (60) calendar days after such action, or (h) Borrower terminates his employment with Payee or a successor-in-interest to Payee.

Upon the occurrence of any Event of Default, Payee may accelerate this Note and declare the entire unpaid principal amount then due on this Note, together with all accrued and unpaid interest hereon, to be immediately due and payable and, thereupon, such unpaid amount shall become and be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind (each of which Borrower hereby expressly waives). Notwithstanding the foregoing, upon the occurrence of any Event of Default described above in clause (d), (e), (f) or (g), this Note shall automatically accelerate and the entire unpaid amount of this Note shall be immediately due and payable, without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind (each of which Borrower hereby expressly waives). The failure of Payee to accelerate this Note shall not constitute a waiver of any of Payee’s rights under this Note as long as Borrower’s default hereunder or breach of, or default under, the Pledge Agreement continues.

In the event of any assignment or transfer of this Note by the Payee, the rights and privileges conferred upon Payee shall automatically extend to and be vested in such assignee or transferee, all subject to the terms and conditions hereof. Borrower’s obligations, rights or any interest hereunder may not be delegated or assigned without the prior written consent of the Payee.

Payee may waive any term or condition of this Note, but no such waiver shall affect or impair the rights of Payee to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note.

If any provision or any word, term, clause, or part of any provision of this Note shall be found to be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the applicable provision shall not be affected thereby and shall remain in full force and effect.

Borrower shall pay all costs and expenses, including reasonable attorneys’ fees, incurred (i) in collecting payment on this Note, (ii) in connection with any dispute that arises as to its enforcement, validity or interpretation, whether or not legal action is instituted or prosecuted to judgment, or (iii) in enforcing any judgment obtained in any related legal proceeding.

2

The provisions of this Note shall be governed and construed in accordance with the laws of the State of California without regard to the conflicts of law rules thereof. The exclusive jurisdiction and venue with respect to any legal action instituted by any party to this Note shall be Santa Clara County, California.

Notices to the Borrower shall be sent to 567 Skiff Circle, Redwood City, California 94065, or to such other location as the Borrower directs the Payee in writing from time to time and notices to the Payee shall be sent to Deltagen, Inc., 1003 Hamilton Avenue, Menlo Park, California 94025 or to such other location as the Payee directs the Borrower in writing from time to time.

In the event of any default by Borrower under this Note, the Pledge Agreement or any other document executed by Borrower in connection with the loan evidenced by this Note, Payee shall have all rights reserved in this Note, the Pledge Agreement and every other document executed by Borrower in connection with the loan evidenced by this Note and shall have full recourse to the Shares, provided, however, that any judgment obtained by Payee in any proceeding to enforce such rights shall be enforced only against the Shares. Notwithstanding the foregoing, Payee shall not in any way be prohibited from naming Borrower or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Payee to enforce such rights or to foreclose its liens or otherwise realize upon any other lien or security interest in any other collateral given to secure the payment of this Note.

Notwithstanding any provision in this Note to the contrary, any principal, accrued interest and other amounts which are payable under this Note or any other agreement or document executed by Borrower in connection with the loan evidenced by this Note and which remain unpaid on the Maturity Date or upon any acceleration of this Note shall thereafter bear interest, compounded monthly, at the rate of 10% per annum.

3

IN WITNESS WHEREOF, this Note has been duly executed and delivered by Borrower on the date first written above.

BORROWER:

/s/ Terry R. Coley
Terry R. Coley

4

PLEDGE AGREEMENT

This Pledge Agreement (this “Agreement”) is made as of April 16, 2001, by and between Terry R. Coley (“Pledgor”) and Deltagen, Inc., a Delaware corporation (“Pledgee” or the “Company”).

RECITALS

WHEREAS, Pledgee has loaned to Pledgor, and Pledgor has borrowed from Pledgee, the original principal sum of $110,000.00 (the “Loan”) which is evidenced by a promissory note, made by Borrower and delivered to the Company concurrent herewith (the “Note”); and

WHEREAS, payment of the Note in full, whether for principal, interest, fees or expenses is to be secured by up to an aggregate of 43,137 shares of Pledgee’s common stock, $0.001 par value per share (as adjusted for subsequent stock splits, reverse stock splits, recapitalizations or sales pursuant to Section 1(b) hereof, if any, the “Shares”) issued and sold to Pledgor by the Company.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.    Creation and Description of Security Interest; Transferability; Escrow.

(a)    In consideration of the Loan, and as security for payment of the Note, Pledgor, pursuant to the Commercial Code of the State of California, hereby grants to the Company a security interest in, and pledges to the Company, the Shares (sometimes referred to herein as the “Collateral”) represented by the stock certificates (the “Certificates”) listed on Schedule A hereto and delivered herewith to the Pledgee which shall hold such certificates subject to the terms and conditions of this Agreement. Pledgee shall hold the Shares as security for payment of the Note, and any extensions or renewals thereof, made by Pledgor concurrent herewith.

(b)    Except as required to enable Pledgee to exercise its rights as a secured party hereunder, none of the Shares may be sold, transferred, pledged, hypothecated or otherwise disposed of by Pledgor so long as any amounts remain outstanding under the Note. Notwithstanding the foregoing, Pledgor shall be permitted to sell some or all the Shares (in such event, the “Liquidated Shares”), provided however, that prior to Pledgee’s release of the proceeds from such sale (in Pledgee’s capacity as escrow agent hereunder), Pledgee shall withhold from the release of such proceeds and apply to the principal balance of the Loan then outstanding a dollar amount such that the Loan is thereby reduced by a percentage equal to the number of Liquidated Shares then sold divided by the number of Shares held in escrow hereunder immediately prior to such sale.

(c)    To ensure the ability of Pledgee to exercise its rights as a secured party hereunder, Pledgor shall, upon execution of this Agreement, deliver and deposit with the Secretary of Pledgee, or such other person designated by Pledgee, the Certificates, together with a respective stock power, duly endorsed in blank by Pledgor and Pledgor’s spouse (if so required for transfer), in the form attached hereto as Exhibit B-1. Subject to the Pledgee’s rights and remedies in the event of a default by Pledgor hereunder, the Shares and respective stock power(s) shall be held by Pledgee in escrow, until such time as the Note shall have been paid in full. As a further inducement to Pledgee to make the Loan, the spouse of Pledgor, if any, shall execute and deliver to Pledgee a Consent of Spouse in the form attached hereto as Exhibit B-2.

2.    Pledgor’s Representations and Covenants.    To induce Pledgee to enter into this Agreement, Pledgor represents and covenants to Pledgee, its successors and assigns, as follows:

(a)    Payment of Indebtedness.    Pledgor will pay the principal sum of the Note secured hereby, together with interest thereon, at the time and in the manner provided for in the Note.

(b)    Encumbrances.    Subject to certain repurchase rights that the Company holds with respect to certain of the Shares pursuant to that certain Common Stock Purchase Agreement, dated as of March 6, 2000, entered into by and between the Company and Pledgor, the Shares are and will remain, so long as any indebtedness is outstanding under the Note, free of all claims, mortgages, pledges, liens and other encumbrances of any nature whatsoever other than the liens and restrictions set forth in this Agreement and the Note, and Pledgor will not further encumber the Shares without the prior written consent of Pledgee, which consent shall be granted or withheld in Pledgee’s sole and absolute discretion.

3.    Voting Rights.    During the term of this pledge hereunder and provided there has not been an Event of Default under the Note which has gone uncured, Pledgor shall have the right to vote all the Shares.

4.    Stock Adjustments.    In the event that during the term of this pledge there occurs with respect to the Shares any stock dividend, reclassification, readjustment or other change declared or made in the capital structure of Pledgee, all new, substituted or additional shares or other securities issued with respect to the Shares by reason of any such change shall be delivered to and held by the Pledgee under the terms of this Agreement in the same manner as the Shares originally pledged hereunder. In the event of substitution of such securities, Pledgor and Pledgee shall cooperate and execute such documents as are reasonable so as to provide for the substitution of such Collateral; upon such substitution, references to “Shares” in this Agreement shall include the substituted shares of capital stock of Pledgee held by Pledgor as a result thereof.

5.    Warrants and Rights.    In the event that, during the term of this pledge, subscription warrants or other rights or options shall be issued with respect to the Shares, such warrants or other rights or options shall be the property of Pledgor and, if exercised by Pledgor, all new certificates evidencing the shares of capital stock or other securities so acquired by Pledgor as they relate to the Shares then held by Pledgee shall be immediately delivered to

Pledgee, to be held under the terms of this Agreement in the same manner as the Shares originally pledged.

6.    Default.    Pledgor shall be deemed to be in default of this Agreement in the event:

(a)    there occurs an Event of Default (as defined in the Note); or

(b)    Pledgor materially fails to perform any of the covenants contained in this Agreement for a period of 10 calendar days after Pledgor’s receipt of written notice thereof from Pledgee.

7.    Remedies.

(a)    In the event of any foreclosure of the security interest created by this Agreement, the Company may sell some or all the Shares or may itself repurchase the Shares or portions thereof.

(b)    In the event of a material default under this Agreement, Pledgee shall have the right then, or at any time thereafter, to exercise all rights available to a secured party under the California Commercial Code including the right to sell the Collateral or repurchase the Shares as provided above. The proceeds of any sale shall be applied in the following order:

(i)    To the extent necessary, proceeds shall be used to pay all reasonable expenses of the Company in enforcing this Agreement and the Note, including, without limitation, reasonable attorneys’ fees and legal expenses incurred by the Company.

(ii)    To the extent necessary, proceeds shall be used to satisfy any remaining indebtedness under the Note.

(iii)    Any remaining proceeds shall be delivered to the Pledgor.

8.    Withdrawal or Substitution of Collateral.    Pledgor shall not sell, withdraw, pledge, substitute or otherwise dispose of all or any part of the Collateral without the prior written consent of Pledgee.

9.    Term.    This pledge of Shares shall commence and be effective as of the execution of this Agreement and shall continue until the payment of all indebtedness under the Note secured hereby, whether for principal, interest, fees, expenses, or otherwise, at which time the remaining Collateral, if any, shall be released from escrow and shall be promptly delivered to Pledgor.

10.    Non-recourse.    In the event of any default by Pledgor under the Note, this Agreement or any other document executed by Borrower in connection with the Loan, Pledgee shall have all rights reserved in this Agreement, the Note and every other document executed by Pledgor in connection with the Loan and Pledgee shall have full recourse to the Shares, provided, however, that any judgment obtained by Pledgor in any proceeding to enforce such rights shall be enforced only against the Shares. Notwithstanding the foregoing, Pledgee shall not in any way be prohibited from naming Pledgor or any of its successors or assigns or any person holding under or through them as parties to any actions, suits or other proceedings initiated by Pledgee to enforce such rights or to foreclose its liens or otherwise realize upon any other lien or security interest in any other collateral given to secure the payment of the Note.

11.    Miscellaneous.

(a)    Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)    Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

(c)    Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS) or confirmed facsimile, or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page hereto, or as subsequently modified by written notice.

(d)    Severability. If any provision of this Agreement is held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded, and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.

(e)    Advice of Legal Counsel. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting or preparation thereof.

[Signature Page Follows]

The parties hereto have executed this Agreement as of the day and year first above written.

TERRY R. COLEY,
an individual

/s/ Terry R. Coley
(Signature)

Address: 567 Skiff Circle
Redwood City, CA 94065

Telephone: (650) 598-9509

DELTAGEN, INC.,
a Delaware corporation

By: /s/ Richard H. Hawkins
(Signature)

Richard H. Hawkins
(Print Name)

Title: CFO

Address: 1003 Hamilton
Menlo Park, CA 94025

Telephone: (650) 285-1073

Fax No.: (650) 752-6202

Signature page to Pledge Agreement dated as of April 16, 2001 by and between Terry R. Coley and Deltagen, Inc.

EXHIBIT B-1

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED I hereby sell, assign and transfer unto Deltagen, Inc., a Delaware corporation, (the “Company”) 43,137 shares of the Company’s Common Stock, $0.001 par value per share, standing in my name on the books of said corporation and represented by Certificate No(s).                             herewith and do hereby irrevocably constitute and appoint Brian Crawley, Director of Finance of the Company to transfer said stock on the books of the within-named corporation with full power of substitution in the premises.

Dated: April 16, 2001

Signature:

/s/ Terry R. Coley
Terry R. Coley

This Assignment Separate from Certificate was executed in conjunction with the terms of that certain Pledge Agreement entered into by and between the above assignor and the Company dated April 16, 2001.

EXHIBIT B-2

CONSENT OF SPOUSE

I, Laurie B. Coley, spouse of Terry R. Coley, have read and approved the foregoing Pledge Agreement (the “Agreement”) by and between Terry R. Coley and Deltagen, Inc., a Delaware corporation (the “Company”) as well as the Secured Promissory Note (the “Note”) to which the Agreement refers. In consideration of the granting of the right to my spouse to borrow funds contemplated by both the Agreement and the Note, I hereby appoint my spouse as my attorney-in-fact in respect of the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights under such Agreement or in any shares of the Company’s common stock serving as collateral pursuant thereto under the community property laws of the State of California or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the Agreement.

Dated: April 16, 2001

_________________________________
Laurie B. Coley

SCHEDULE A
TO
PLEDGE AGREEMENT
DATED AS OF APRIL 16, 2001,
BY AND BETWEEN
TERRY R. COLEY
AND
DELTAGEN, INC.

Stock Certificate No.	Number of Shares of Deltagen Inc. Evidenced Thereby	Name of Record Owner	Name of Beneficial Owner